Exhibit 1.1

SUPERVALU INC.
$300,000,000 7.5% Notes Due 2012

Underwriting Agreement

                                                                             May 13, 2002

To the Representatives
    named in Schedule I
    hereto of the Under-
    writers named in
    Schedule II hereto

Ladies and Gentlemen:

SUPERVALU INC., a Delaware corporation (the “Company”), proposes to sell, severally and not jointly, to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its 7.5% Notes Due 2012 identified in Schedule I hereto (the “Securities”), to be issued under the indenture dated as of July 1, 1987, as supplemented by five supplemental indentures thereto (as so supplemented, the “Indenture”), between SUPERVALU INC. (formerly Super Valu Stores, Inc.) and Bankers Trust Company, as trustee (the “Trustee”), relating to debt securities. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (No. 333-43538) for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering of such Securities from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Securities, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the 1933 Act or otherwise, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

1.	Representations and Warranties.

(a)    Representations and Warranties.  The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Date (as defined below) (each of the Closing Date and the date hereof being referred to as a “Representation Date”), as follows:

(i)    Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(ii)    Good Standing of Subsidiaries.  Each material subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each material subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except in each case where the Company purports to own less than all of such stock or where the breach of this representation would not result in a Material Adverse Effect.

(iii)    Registration Statement and Prospectus.  At the time the Registration Statement became effective, and as at such times as the Registration Statement has been amended, the Registration Statement and the Indenture complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the “1939 Act Regulations”). The Registration Statement, as amended, and the Prospectus, as amended or supplemented, each as of the effective date of the Registration Statement and at the time any annual report on Form 10-K was filed by the Company and incorporated by reference into the Prospectus, did not, and as of each Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives on behalf of any Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement that constitutes the Trustee’s Statement of Eligibility under the 1939 Act (Form T-1).

(iv)    Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Prospectus (the “Incorporated Documents”), at the time they were filed or amended or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and as of the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(v)    Accountants.  The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vi)    Financial Statements.  The financial statements included in or incorporated or deemed to be incorporated by reference into the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of earnings, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as stated therein. The supporting schedules incorporated or deemed to be incorporated by reference in the Prospectus present fairly in accordance with GAAP the information required to be stated in the Incorporated Documents. The selected financial data included in the Prospectus under the caption “Selected Consolidated Financial Data” present fairly the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in or incorporated by reference in the Prospectus.

(vii)    Capitalization.  The authorized capital stock of the Company is as set forth in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii)    Environmental Laws.  Except as would not, singly or in the aggregate, result in a Material Adverse Effect, and other than as described or incorporated by reference in the Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s or any of its subsidiaries’ knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(ix)    Authorization and Validity of this Agreement, the Indenture and the Securities.  This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles; the Securities have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture and the Officers’ Certificate with respect to the Securities hereafter delivered by the Company to the Trustee (the “Officers’ Certificate”), against payment of the consideration therefor specified in the Prospectus, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles; the Indenture will be substantially in the form heretofore delivered to the Underwriters, the Securities will be substantially in the form set forth in the Officers’ Certificate and each holder of the Securities will be entitled to the benefits provided by the Indenture.

(x)    Material Changes or Material Transactions.  Since February 23, 2002, except as may otherwise be stated in or contemplated by the Registration Statement or the Prospectus, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) except for regular dividends on the Company’s common stock or preferred stock in amounts per share that are consistent with past practices or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi)    Description of the Securities and the Indenture.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xii)    No Defaults.  Neither the Company nor any of its material subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its material subsidiaries is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, the compliance by the Company with its obligations hereunder and thereunder and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its material subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its material subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its material subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its material subsidiaries.

(xiii)    Legal Proceedings; Contracts.  Except as disclosed in the Registration Statement and Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of its material subsidiaries that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its material subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed or incorporated by reference.

(xiv)    No Authorization, Approval or Consent Required.  No authorization, approval, consent, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities (“Blue Sky”) laws.

(xv)    Inapplicability of Investment Company Act of 1940.  Neither the Company nor any of its subsidiaries is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xvi)    Ratings.  As of the date hereof, the unsecured long term debt of the Company is rated Baa3 by Moody’s Investors Service, Inc. (“Moody’s”), and BBB by Standard & Poor’s Ratings Group (“S&P”).

(b)    Additional Certifications.  Any certificate signed by any officer of the Company and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering or sale of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

2.	Purchase and Sale.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters may engage the services of any other broker or dealer in connection with the resale of any of the Securities purchased by them and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

3.	Delivery and Payment.

Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than three Business Days (as defined below) after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds. Delivery of the Securities shall be made at such location as the Representatives shall reasonably designate at least one Business Day in advance of the Closing Date and payment for the Securities shall be made at the office specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full Business Days in advance of the Closing Date.

Unless the Securities are issued in book-entry form, the Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date. For purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

4.	Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)    Notice of Certain Events.  The Company will notify the Underwriters promptly of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing with the SEC of any supplement to the Prospectus or any document pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, including any document incorporated by reference therein, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) the lowering of the rating assigned to any debt securities of the Company by a nationally recognized securities rating agency or the public announcement by any such rating agency that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

(b)    Notice of Certain Proposed Filings.  The Company will give the Underwriters notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Securities, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than a supplement providing solely for the specification of the interest rate or formula and issuance price of the Securities sold pursuant hereto), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be.

(c)    Copies of the Registration Statement and the Prospectus.  The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as each Underwriter may reasonably request. The Company will furnish to each Underwriter as many copies of the Prospectus (as amended or supplemented) as each Underwriter shall reasonably request so long as the requesting Underwriter is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase Securities. The Registration Statement and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations required or permitted by Regulation S-T.

(d)    Preparation of Prospectus Supplements.  The Company will prepare, with respect to the Securities to be sold to the Underwriters pursuant to this Agreement, a Prospectus Supplement with respect to such Securities and will file such Prospectus Supplement pursuant to Rule 424(b) under the 1933 Act within the time period prescribed therefor under Rule 424(b).

(e)    Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)    Earnings Statements.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)    Blue Sky Qualifications.  The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h)    1934 Act Filings.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with the sale of the securities, will file all documents required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(i)    Use of Proceeds.  The Company intends to use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Prospectus.

5.	Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase the Securities from the Company shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained as of the date hereof and the Closing Date, and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof relating to such Securities, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a)    Legal Opinions.  The Underwriters shall have received the following legal opinions, dated as of the Closing Date, and otherwise in form and substance satisfactory to the Underwriters:

(1)    Opinion of Associate General Counsel for the Company.  The opinion of the John P. Breedlove, Corporate Secretary and Associate General Counsel of the Company, to the effect that:

(i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iii)  The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture.

(iv)  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization”.

(v)  To the best of such counsel’s knowledge, based upon procedures used in the ordinary course of the Company’s business, and in all cases except as would not result in a Material Adverse Effect (a) each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, (b) all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except in each case where the Company purports to own less than all of such stock, and (c) none of the outstanding shares of capital stock of any such subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(vi)  To the best of such counsel’s knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any material subsidiary of the Company is a party, or to which the property of the Company or any such subsidiary thereof is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the property or assets of the Company and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

(2)    Opinion of Company Counsel.  The opinion of Dorsey & Whitney, counsel to the Company, to the effect that:

(i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii)  The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities.

(iii)  This Agreement has been duly authorized, executed and delivered by the Company.

(iv)  The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of the indemnification and contribution provisions contained therein may be limited by the effect of applicable public policy and except as enforcement of the Indenture may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been qualified under the 1939 Act.

(v)  The form and general terms of the Securities have been duly and validly authorized and established in conformity with the provisions of the Indenture by all necessary corporate action by the Company, and when such Securities have been duly executed, authenticated and delivered against payment therefor in accordance with the provisions of the Indenture and this Agreement, such Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the holders of the Securities will be entitled to the benefits of the Indenture.

(vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement or the Indenture, except such as may be required under the securities and Blue Sky laws, rules and regulations of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(vii)  Neither the issue and sale of the Securities, the compliance by the Company with all the provisions of this Agreement, the Indenture and the Securities, the consummation of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument filed with the Commission and to which the Company or any of the Company’s material subsidiaries is a party or is bound, or any order, decree, judgment or regulation (other than any federal or state securities or Blue Sky laws, rules or regulations) known to such counsel to be applicable to the Company or any of the Company’s material subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Company’s material subsidiaries.

(viii)  The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

(ix)  The Registration Statement has become effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b), or if the filing of the Rule

434 Term Sheet is required pursuant to Rule 434, the Rule 434 Term Sheet will be filed in the manner and within the time period required by Rule 434.

(x)  At the time it became effective, the Registration Statement (other than the financial statements and related schedules and other financial information included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1939 Act and the regulations of the SEC under each of those Acts.

(xi)  To the best of such counsel’s knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xii)  The documents incorporated by reference in the Registration Statement and Prospectus (except for the financial statements and related schedules and other financial information included or incorporated by reference therein, as to which such counsel need express no opinion), as of the dates they were filed with the SEC, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC thereunder.

In addition, in giving their opinions required by subsections (a)(1) and (a)(2) this Section, the Associate General Counsel of the Company and Dorsey & Whitney LLP respectively, shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (other than the financial statements and related schedules and other financial information included or incorporated by reference therein, as to which such counsel need make no statement), at the time it became effective (and, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) and at the date hereof and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein, as to which such counsel need make no statement), at the date hereof and at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)    Opinion of Counsel to the Underwriters.  The opinion of Sidley Austin Brown & Wood LLP, counsel to the Underwriters, with respect to the issuance and sale of the Securities and other related matters as the Representatives may reasonably require. In addition, Sidley Austin Brown & Wood LLP shall additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (other than the financial statements and related schedules and other financial information included or incorporated by reference therein, as to which such counsel need make no statement), at the time of Company’s most recent Annual Report on Form 10-K and at the date hereof and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein, as to which such counsel need make no statement), at the date hereof and at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(4)    Reliance by Counsel.  In rendering their opinion, the Associate General Counsel of the Company and Dorsey & Whitney LLP may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and Minnesota (and, in the case of Dorsey & Whitney LLP, New York) or the federal laws of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(b)    Officer’s Certificate.  On the date hereof and on the Closing Date there shall not have been, since February 23, 2002, except as may otherwise be stated or contemplated by the Registration Statement or Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate or certificates of the chief financial officer, the treasurer or any assistant treasurer of the Company, and dated as of the Closing Date, to the effect that, to the knowledge of such officer, (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied hereunder at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c)    Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP and/or another nationally recognized “big five” accounting firm, one or more letters, dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Prospectus or incorporated therein by reference.

(d)    Bring-down Comfort Letter.  On the Closing Date, the Underwriters shall have received from KPMG LLP and/or another nationally recognized “big five” accounting firm, one or more letters, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Time.

(e)    Ratings.  From the date hereof to the Closing Date, none of Moody’s or S&P shall have lowered its rating as to the Securities nor publicly announced that it has under surveillance or review with possible negative implications its rating of the Securities.

(f)    Additional Information.  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(g)    Other Documents.  On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company (in writing, or orally if promptly confirmed in writing) at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding the provision of an earnings statement set forth in Section 4(f) hereof, the indemnity and contribution agreements set forth in Section 7 hereof, the provisions concerning payment of expenses set forth in Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 10 hereof and the provisions concerning governing law and forum set forth in Section 14 hereof shall remain in effect.

The documents required to be delivered by this Section 5 shall be delivered at the office of Sidley Austin Brown & Wood LLP counsel to the Underwriters, at 875 Third Avenue, New York, New York, on the applicable Representation Date.

6.	Reimbursement of Underwriters’ Expenses.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out–of–pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.	Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any and all legal or other expenses whatsoever (including reasonable fees and disbursements of counsel chosen by the Underwriters), as incurred, that are reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)    Each Underwriter severally agrees to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements described in Schedule I that appear in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemni-

fying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that in no event shall the indemnifying party be liable for the expenses of more than one separate counsel (plus any one local counsel) representing the indemnified parties who are parties to such action. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the

Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, and each director, officer, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.	Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a)  The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

(b)  The preparation, filing and reproduction of this Agreement;

(c)  The preparation, printing or other reproduction, issuance and delivery of the Securities, including any fees and expenses relating to the use of book-entry Securities;

(d)  The fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel, and of any calculation agent;

(e)  The qualification of the Securities under state securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

(f)  The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto;

(g)  The preparation, printing or other reproduction and delivery to the Underwriters of copies of the Indenture and all supplements and amendments thereto;

(h)  Any fees charged by rating agencies for the rating of the Securities;

(i)  The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. or listing on a securities exchange;

(j)  Any advertising and other out-of-pocket expenses of the Underwriters incurred with the approval of the Company;

(k)  The cost of providing any CUSIP or other identification numbers for the Securities; and

(l)  The fees and expenses of DTC (as defined in the Indenture) and any nominees thereof in connection with the Securities.

9.	Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.	Representations, Warranties and Agreements to Survive Delivery.

The respective representations, warranties, agreements, indemnities and other statements of the Company or of the Underwriters set forth in this Agreement or in certificates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof and shall survive delivery of and payment for the Securities. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.

11.	Termination of this Agreement.

This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to the Closing Date (i) if there shall have been, since the date of this Agreement, except as may otherwise be stated or contemplated by the

Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the date of this Agreement, there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering and delivery of the Securities, or (iii) if, since the date of this Agreement, trading in any securities of the Company shall have been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said Exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or if a material disruption in commercial banking or securities settlement or clearance service in such country shall have occurred, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since such date that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the Representatives’ attention any facts that would cause the Representatives to reasonably believe that the Prospectus, at the time it was required to be delivered to the Underwriters, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

12.	Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

SUPERVALU INC.
11840 Valley View Road
Eden Prarie, MN 55344
Attention: Director of Treasury
Telecopier: (952) 828-4576

with copies to:

SUPERVALU INC.
11840 Valley View Road
Eden Prairie, MN 55344
Attention: Corporate Secretary
Telecopier: (952) 828-4403

and

Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, MN 55402
Attention: Gary Tygesson
Telecopier: (612) 340-7800

If to Banc One:

Banc One Capital Markets, Inc.
Investment Grade Securities
1 Bank One Plaza/Suite IL1-0595
Chicago, Illinois 60670
Attention: Katherine Cokic
Telecopier: 312-732-4773

If to J.P. Morgan Securities Inc.:

J.P. Morgan Securities Inc.
270 Park Avenue-7th Floor
New York, NY 10017
Attention: Transaction Execution Group
Telecopier: 212-874-6702

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

13.	Parties.

This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and directors, officers, employees and agents referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy, claim or obligation under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of and binding upon the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

14.	Applicable Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any suit, action or proceeding brought by the Company against an Underwriter in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in The City of New York.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

SUPERVALU INC.

By:	/s/ Pamela Knous
Name:	Pamela Knous
Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BANC ONE CAPITAL MARKETS, INC.

By:	/s/ Katherine Cokic
Name:	Katherine Cokic
Title:	Associate Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Rod Aronson
Name:	Rod Aronson
Title:	Vice President

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated May 13, 2002

Registration Statement No. 333–43538

Representatives:	Banc One Capital Markets, Inc. Investment Grade Securities 1 Bank One Plaza/Suite IL1-0595 Chicago, Illinois 60670 J.P. Morgan Securities Inc. 270 Park Avenue New York, NY 10017

Title, Purchase Price and Description of Securities:

Title:	7.5% Notes due 2012

Principal amount:	$300,000,000

Indenture:	Indenture dated as of July 1, 1987 (as supplemented), between the Company and Bankers Trust Company, as Trustee.

Purchase price:	98.845% of principal amount, plus accrued interest, if any, from May 16, 2002 to the date of delivery.

Price to Public:	99.495% of principal amount, plus accrued interest, if any, from May 16, 2002 to the date of delivery.

Sinking fund provisions:	None.

Redemption provisions:
In whole or in part at any time and from time to time at the option of the Company at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed on the redemption date plus accrued interest to the redemption date and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (as defined in the Prospectus) plus 35 basis points, plus accrued interest to the redemption date.

Other provisions:	None

Closing Date, Time and Location:	10:00 a.m., New York City time May 16, 2002 at the offices of Sidley Austin Brown & Wood LLP in New York City

Information provided by or on behalf of the several Underwriters for purposes of Section 7(b):

1.    The statement regarding delivery of the Securities on the front cover page of the Prospectus.

2.    The information relating to concessions and reallowances in the “Underwriting” section of the Prospectus.

3.    The information relating to over-allotment, syndicate covering and stabilization transactions in the “Underwriting” section of the Prospectus.

4.    The information relating to making a market in the Securities in the “Underwriting” section of the Prospectus.

5.    The information relating to the imposition of a penalty bid in the “Underwriting” section of the Prospectus.

6.    The information relating to the offering of the Securities by any non-registered broker-dealer Underwriters in the “Underwriting” section of the Prospectus.

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
J.P. Morgan Securities Inc.	$120,000,000
Banc One Capital Markets, Inc.	$90,000,000
BMO Nesbitt Burns Corp.	$22,500,000
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.	$22,500,000
First Union Securities, Inc.	$22,500,000
U.S. Bancorp Piper Jaffray Inc.	$22,500,000

Total	$300,000,000